                                                                   EXHIBIT 15.1

October 28, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that (i) our report dated April 30, 1999 on our review of interim financial information of Patterson Energy, Inc. and Subsidiaries for the period ended March 31, 1999 and (ii) our report dated June 29, 1999 on our review of interim financial information of Patterson Energy, Inc. and Subsidiaries for the period ended June 30, 1999 are incorporated by reference in this registration statement.

                                            Yours very truly,

                                            PRICEWATERHOUSECOOPERS LLP